PLAYERS INTERNATIONAL, INC.
                10 7/8% Senior Notes Due 2005
                      PURCHASE AGREEMENT
                        April 10, 1995


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
c/o Donaldson, Lufkin & Jenrette
Securities Corporation
140 Broadway
New York, New York  10005

Ladies & Gentlemen:

                  Each of Players International, Inc., a Nevada corporation (the "Company"), and Players Lake Charles, Inc., a Louisiana corporation, Players Riverboat Management, Inc., a Nevada corporation, Players Riverboat, Inc., a Nevada corporation, Players Riverboat, LLC, a Louisiana limited liability company, Showboat Star Partnership, a Louisiana general partnership, Players Nevada Inc., a Nevada corporation, Players Mesquite Golf Course, Inc., a Nevada corporation, Players Mesquite Land, Inc., a Nevada corporation, Players Indiana, Inc., an Indiana corporation, Players Michigan City, Inc., an Indiana corporation, Players Michigan City Management, Inc., an Indiana corporation, Players Blue Grass Downs, Inc., a Kentucky corporation, River Bottom, Inc., a Missouri corporation, and Players Maryland Heights, Inc., a Missouri corporation (collectively, the "Guarantors"), agrees with you as follows:

                  1. Issuance of Securities. The Company proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (each, a "Purchaser" and collectively the "Purchasers") an aggregate of One Hundred Fifty Million Dollars ($150,000,000) principal amount of 10 7/8% Senior Notes Due 2005 (the "Series A Notes"). The Series A Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of April 10, 1995 among the Company, the Guarantors and First Fidelity Bank, National Association, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) (the Series A Notes

71458.4


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and the Series B Notes being collectively referred to as the "Securities") will be guaranteed (the "Guarantees") on an unconditional basis by each of the Guarantors. As used herein, the term "Securities" shall include the Guarantees thereof whenever the context permits.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                  The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated March 24, 1995 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated April 10, 1995 (the "Offering Memorandum"), relating to the Company and the Guarantors and the Series A Notes.

                  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (d) TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND (2) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH

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         SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY
         PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF
         THE RESALE RESTRICTIONS SET FORTH ABOVE."

                  You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe, after satisfying the applicable standards of Rule 144A(d)(1), to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and to no more than 35 institutional "Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are referred to herein as the "Eligible Purchasers." You will offer the Series A Notes to such QIBs and Accredited Investors initially at a price equal to 100% of the principal amount thereof. After the initial offering, such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the exchange and registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 10 7/8% Series B Senior Notes due 2005 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer"), and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective. This Purchase Agreement (this "Agreement"), the Securities, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to you, and each of the Purchasers, severally but not jointly, agrees to purchase from the Company, Series A Notes in the respective principal amount set forth opposite its name on
Schedule I hereto. The purchase price for the Series A Notes shall be 100% of their principal amount.

                  3. Delivery and Payment. Delivery to the Purchasers of and payment for the Series A Notes shall be made at 9:00 a.m., New York City time, on April 17, 1995 (the "Closing Date") at the offices of Gibson, Dunn & Crutcher, New York, New York, or such other time or place as you and the Company shall designate.

                  One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having

71458.4

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an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs (collectively, the "Master Note") and one or more Series A Notes in definitive form registered in such other names as you may request upon at least two full business days' notice to the Company (the "Definitive Securities"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to Accredited Investors, shall be delivered by the Company to you (or as you direct), against payment by you of the purchase price therefor by same day wire transfer as the Company may direct. The Master Note and Definitive Securities shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

                  4. Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, agrees with each of you as follows:

                  (a) To advise you promptly and, if requested by the Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event as a result of which the Offering Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

                  (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have reasonably objected thereto after being furnished a copy thereof. The Company and the Guarantors shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

                  (d) If, after the date hereof and prior to consummation of any Exempt

71458.4

Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, the Offering Memorandum includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, promptly to prepare an appropriate amendment or supplement to the Offering Memorandum that will correct such statement or omission or effect such compliance.

                  (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as you may reasonably request and to continue such qualification in effect so long as reasonably required for the Exempt Resales; provided, however, that neither the Company nor any of the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with:
(i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto,
(ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company and the Guarantors of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer and (x) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents.

                  (g) Except to the extent arising from events beyond the control of the Company, to use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

71458.4

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                  (h) Not to voluntarily claim, and to resist actively any
attempts to claim, the benefit of any usury laws against the holders of any Securities in connection with the Securities.

                  (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Series A Notes.

                  (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or Eligible Purchasers of the Series A Notes.

                  (k) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (m) To comply with all of its agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

                  (n) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL.

                  (o) During a period of five years following the date of this Agreement, to deliver to each of you promptly upon their becoming available, copies of all reports filed by the Company and the Guarantors with the Commission under the Exchange Act or any securities exchange or with any Governmental Authority succeeding to any of the Commission's functions.

                  5. Representations and Warranties. (a) The Company and each of the Guarantors, jointly and severally, represent and warrant to each of you that:

              (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this

71458.4
         paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

              (ii) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

             (iii) The Company and each of the Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification and where the failure to be so qualified, taken together with all other such failures on the part of the Company and its subsidiaries, would have a material adverse effect on the properties, business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

              (iv) The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of the Company. The Company, owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

71458.4

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              (v) The Company and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

              (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and is the legally valid and binding agreement of each such person, enforceable against each such person in accordance with its terms.

             (vii) The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by each such person, will be the legally valid and binding obligation of each such person, enforceable against each such person in accordance with its terms. The Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

             (viii) The Series A Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

              (ix) The Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (including the delivery of Series A Notes in exchange therefor), will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

              (x) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by each such person, will be the legally valid and binding obligation of each such person, enforceable against each such person in accordance with its terms. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

              (xi) Neither the Company nor any of its subsidiaries is in

71458.4
         violation of any term or provision of its charter or bylaws or is in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is bound, which violation or default, together with all other such violations and defaults, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

              (xii) The execution, delivery and performance by the Company and each of the Guarantors of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any law, statute, rule, regulation, order or ordinance (including, without limitation, any Gaming Law) applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or Governmental Authority (including, without limitation, any Gaming Authority) having jurisdiction over the Company, any of its subsidiaries or their assets or properties where such violation, conflict, breach, imposition or acceleration, together with all other violations, conflicts, breaches, impositions and accelerations, would have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or Governmental Authority (including, without limitation, any Gaming Authority) is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement and the other Operative Documents and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and regulations or such as may be required under the state securities or blue sky laws and regulations and by the NASD. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and

71458.4
         waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

              (xiii) Except as disclosed in the Offering Memorandum, there is
         (a) no action, suit or proceeding before or by any court, arbitrator or Governmental Authority now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (b) no law, statute, rule, regulation, order or ordinance (including, without limitation, any Gaming Law) that has been enacted, adopted or issued by any Governmental Authority (including, without limitation, any Gaming Authority) or that has been proposed by any Governmental Authority (including, without limitation, any Gaming Authority) affecting the Company and the Guarantors or the gaming industry in the jurisdictions where the Company or any Guarantor currently conducts its business or intends to conduct its business in the future, (c) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Authority (including, without limitation, any Gaming Authority) of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (a),
         (b) and (c) above, (x) is reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Securities or (z) would render this Agreement or any other Operative Document, or any portion thereof, invalid or unenforceable.

              (xiv) No action has been taken and no law, statute, rule, regulation, order or ordinance (including, without limitation, any Gaming Law) has been enacted, adopted or issued by any Governmental Authority (including, without limitation, any Gaming Authority) that prevents the issuance of the Securities; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and no action, suit or proceeding is pending against or, to the best knowledge of the Company and any of its subsidiaries, threatened against or affecting, the Company or any of its subsidiaries before any court or arbitrator or any Governmental Authority that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Securities or render any Operative Document, or any portion thereof, invalid or unenforceable; and every request of any Governmental Authority conveyed to the Company (including, without limitation, any Gaming Authority) for additional information in connection with the issuance of the Securities or the Operative Documents has been complied with in all material respects.

              (xv) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best

71458.4
         knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries which strike, labor dispute, slowdown or stoppage, together with all other such strikes, labor disputes, slowdowns and stoppages, would have a Material Adverse Effect and (iii) except as disclosed on Schedule 5(xv) attached hereto, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place with respect to representation of employees of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has violated any federal, state, local or foreign law, statute, rule, regulation, order or ordinance relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, that could reasonably result in a Material Adverse Effect.

              (xvi) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of Environmental Laws (as defined herein) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of them under applicable Environmental Laws or is violating any term or condition of such permit, license or approval that might have a Material Adverse Effect.

              (xvii) Each of the Company and its subsidiaries has (i) good title to all of the properties and assets described in the Offering

71458.4

         Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, except as described in the Offering Memorandum, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local Governmental Authorities (including, without limitation, any Gaming Authorities), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold any such Authorization or group of such Authorizations would not have a Material Adverse Effect and (iv) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the Governmental Authorities (including, without limitation, any Gaming Authorities) having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, no material default by the Company or any of its subsidiaries has occurred and is continuing thereunder, and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease.

              (xviii) Each of the Company and its subsidiaries owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

              (xix) All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

              (xx) Neither the Company nor any of its subsidiaries is (i) an

71458.4

         "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

              (xxi) Except as set forth on Schedule 5(xxi) hereto, there are no holders of securities of the Company or any of the Guarantors who, by reason of the execution by the Company and each of the Guarantors of this Agreement or any other Operative Document to which the Company or such Guarantor is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any Guarantor register under the Act or analogous foreign laws and regulations securities held by such holders.

              (xxii) The authorized, issued and outstanding capital stock of the Company and each of the Guarantors has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company and its subsidiaries had at December 31, 1994, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

              (xxiii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxiv) The Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date. The Company does not currently have in force business interruption insurance.

71458.4

              (xxv) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or (ii) since the date of the Preliminary Offering Memorandum sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

              (xxvi) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchases who buy the Series A Senior Notes in the Exempt Resales are either QIBs or Accredited Investors (up to a maximum of 35 such Accredited Investors) and (ii) the Purchasers' compliance with the covenants set forth in Section 5(b)(iv) hereof and the accuracy of the Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Purchasers and the Exempt Resales contained herein. Except for news releases contemplated by Rule 135c under the Act, no form of general solicitation or general advertising has been or will be used by the Company or the Guarantors or any of their representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company or the Guarantors within the six-month period immediately prior to the date hereof.

             (xxvii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

             (xxviii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

71458.4

              (xxix) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in or contemplated by the Offering Memorandum, (1) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (2) there has not been, singly or in the aggregate, any material adverse change, or any development that may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), and (3) there have not been dividends or distributions of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

              (xxx) Neither the Company, the Guarantors nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

              (xxxi) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants. The consolidated historical statements fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The information set forth in the "Summary Historical Consolidated Financial Date" and "Selected Consolidated Financial Data" in the Offering Memorandum is fairly stated, in all material respects, in relation to the financial statements from which it has been derived. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

             (xxxii) The present fair saleable value of the assets of the Company and each of the Guarantors exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of each such person as they become absolute and matured. The assets of the Company and each of the Guarantors do not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted. The Company and the Guarantors do not, as a group,

71458.4
         believe that they will incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Company and the Guarantors, taken as a whole, will exceed the amount that will be required to be paid on or in respect of all existing debts and other liabilities (including contingent liabilities) of such persons as they become absolute and matured. The assets of the Company and the Guarantors, taken as a whole, upon the issuance of the Series A Notes, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and the Guarantors, taken as a whole, taking into account the projected capital requirements and capital availability of the Company and the Guarantors, taken as a whole.

             (xxxiii) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          Each certificate signed by any officer of the Company or any of the Guarantors and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Purchaser as to the matters covered thereby. The Company and the Guarantors acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          (b) Each Purchaser represents and warrants to the Company, the Guarantors and the other Purchaser and agrees that;

              (i) Such Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

              (ii) Such Purchaser is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or otherwise make unavailable to the Company an exemption under Section 4(2) of the Act concerning the sale of the Series A Notes, or that would violate the securities laws of any state of the United States or any other applicable jurisdiction, and such Purchaser and its representatives will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Accredited Investors in a private placement exempt from the registration requirements of the Act.

              (iii) No form of general solicitation or general advertising has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to,

71458.4
         advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (iv) Such Purchaser and its representatives agree that in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and a total of no more than 35 Accredited Investors. Such Purchaser (A) further agrees that it and its representatives will offer to sell the Series A Notes only to and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will have represented and agreed that they are purchasing the Series A Notes for their own accounts, accounts of other QIBs or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Accredited Investors who make the representations contained in, and execute and return to the Purchaser, a certificate in the form of Annex A attached to the Indenture and (B) in the case of such QIBs and Accredited Investors, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(i) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144, (iii) to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (iv) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in
         (B) above.

              (v) Such Purchaser acknowledges that the Company, the Guarantors and, for purposes of the opinions to be delivered to you pursuant to
         Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  6. Indemnification.

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each of the Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either of the Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of either of the Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Purchaser Indemnified Person") from and against any and all losses, claims, damages, liabilities, judgments, actions and

71458.4
expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any Governmental Authority, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are based upon or arise out of (A) an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantors by such Purchaser expressly for use in therein or (B) the fact that such Purchaser sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum as then amended or supplemented if the Company had previously furnished copies thereof to the Purchaser and the loss, claim, damage, liability or expense of such Purchaser results from an untrue statement or alleged untrue statement contained in or the omission or alleged omission of a fact from the Preliminary Offering Memorandum that was corrected in the Offering Memorandum (or the Offering Memorandum, as amended or supplemented). The Company and the Guarantors shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including, without limitation, any governmental investigation) or litigation in connection with this Agreement or the transactions contemplated hereby that involve the Company, a Guarantor or an Indemnified Person.

                  (b) Each of the Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (i) the Company or the Guarantors and (ii) the respective officers, directors, partners, employees, representatives and agents of each such person (any person referred to in clause
(i) or (ii) may hereinafter be referred to as a "Company Indemnified Person") from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any Governmental Authority, commenced or threatened, including the reasonable fees and expenses of counsel to any Company Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading in so far as such losses, claims, damages, liabilities or expenses are based upon or arise out of an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with

71458.4
information furnished in writing to the Company and the Guarantors by such Purchaser expressly for use therein. The statements in the Offering Memorandum in the final paragraph of the cover page, the third sentence under the caption "Risk Factors -- Lack of Public Market," the third paragraph under the caption "Plan of Distribution" and the second sentence of the fifth paragraph under the caption "Plan of Distribution" constitute the only information furnished to the Company and the Guarantors in writing by each Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.


                  (c) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons (which, for purposes hereof, shall mean a Purchaser Indemnified Person with respect to any indemnity sought under Section 6(a) and a Company Indemnified Person with respect to any indemnity sought under Section 6(b)) with respect to which indemnity may be sought against an Indemnifying Person (which for purposes hereof, shall mean the Company and each of the Guarantors with respect to any indemnity sought hereunder by a Purchaser Indemnified Person and each of the Purchasers with respect to any indemnity sought hereunder by a Company Indemnified Person), such Indemnified Person shall promptly notify the Indemnifying Person in writing (provided that the failure to give such notice shall not relieve such Indemnifying Person of its obligations pursuant to this Agreement except and to the extent the Indemnifying Person is prejudiced as a result of such failure). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by such Indemnifying Person (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). No Indemnifying Person shall, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons, which firm shall be designated by Donaldson, Lufkin & Jenrette Securities Corporation in the case of the Purchaser Indemnified Persons. In connection with any indemnity being sought under Section 6(a), the Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld (without limiting the generality of the foregoing, such consent shall not be deemed to be unreasonably withheld if the Company or a Guarantor, as the case may be, shall be prohibited from entering into any such settlement under any Gaming Law or without the approval of a Gaming Authority, or the entering into of any such settlement by the Company or such Guarantor without the approval of any such Gaming Authority would preclude, materially interfere with, materially threaten, or delay the issuance, maintenance, existence or reinstatement of any Gaming License or result in the imposition of materially burdensome terms or conditions on any such Gaming License), and the Company and the Guarantors agree to indemnify and hold harmless any Purchaser Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. In connection with any indemnity being sought under Section 6(b), no Purchaser shall be liable for any


71458.4
settlement of any such action or proceeding effected without such Purchaser's prior written consent, which consent will not be unreasonably withheld, and such Purchaser agrees to indemnify and hold harmless any Company Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of such Purchaser. Notwithstanding the immediately preceding two sentences, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. An Indemnifying Person shall not, without the prior written consent the Indemnified Person, settle or compromise or consent to the entry of judgment in any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought by an Indemnified Person hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person and the Indemnified Person, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and either of the Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (net of discounts and commissions but before deducting expenses) received by the Company and the total commissions received by such Purchaser bear to the total price to the Purchasers of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or any Guarantor, on the one hand, and the Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation the Company, the Guarantors or the Purchasers may otherwise have.

71458.4

                  The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, neither of the Purchasers (nor the related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the respective principal amount of the Series A Notes purchased by it exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Series A Notes purchases by each of the Purchasers hereunder and not joint.

                  7. Conditions of Purchasers' Obligations. The several obligations of the Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Purchasers not later than 10:00 p.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction referred to in
Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance of any of the Series A Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of either of the Company or any Guarantor, threatened against, the Company or any Guarantor or any of their respective subsidiaries before any court or

71458.4
arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes or would have a Material Adverse Effect, or in any manner draw into question the validity of this Agreement, the Indenture, the Securities or the Registration Rights Agreement; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (d) Since the dates as of which information is given in the Offering Memorandum, (i) other than as contemplated by the Offering Memorandum, there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any if its subsidiaries on any class of the Company's or such subsidiary's capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been (1) any Material Adverse Change or any development that may reasonably be expected to involve a Material Adverse Change (including, without limitation, any development relating to any Gaming Law, or any action or failure to act by any Gaming Authority, that may be reasonably be expected to involve a Material Adverse Change) or (2) any development whereby the likelihood that the Guarantee of the Securities to be delivered by Southern Illinois Riverboat/Casino Cruises, Inc. will be approved by the Illinois Gaming Board, or will otherwise be permissible under Illinois law, decreases in any material respect from the likelihood as of the date hereof, or otherwise becomes unlikely.

                  (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company and each of the Guarantors confirming, as of the Closing Date, the matters set forth in paragraphs (a),
(b), (c) and (d) of this Section 7.

                  (f) You shall have received on the Closing Date the following opinions (reasonably satisfactory to you and your counsel), dated the Closing Date, of the following counsel on behalf of the Company and one or more of the
Guarantors: (1) Morgan, Lewis & Bockius in the form of Exhibit B hereto; (2) Horn, Goldberg, Gorny, Daniels, Plackter & Weiss in the form of Exhibit C hereto; (3) Hopkins & Sutter in the form of Exhibit D hereto; (4) Kruger, Henry & Hunter in the form of Exhibit E hereto; (5) Stockwell, Sievert, Viccellio, Clements & Shaddock, L.L.P. in the form of Exhibit F hereto; (6) Schreck, Jones, Bernhard, Woloson & Godfrey in the form of Exhibit G hereto; (7) John V. Barnett, Esq. in the form of Exhibit H hereto; (8) Brown, Todd & Heyburn in the form of Exhibit I hereto; (9) Reizman & Blitz in the form of

71458.4

Exhibit J hereto; and (10) Steven Perskie, Esq. or Patrick Madamba, Esq. in the form of Exhibit K hereto. In giving such opinions such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors, including any certificates delivered to you pursuant to this Agreement. The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

                  (g) You shall have received an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

                  (h) At the time this Agreement is executed and delivered by the Company and the Guarantors and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (i) Gibson, Dunn & Crutcher shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to you such further information, certificates and documents as you may reasonably request. Without limiting the generality of the foregoing, the Company shall have delivered written evidence to the Purchasers from the Gaming Authorities in the states of Illinois, Louisiana and Nevada of the approval of each such Gaming Authority to increase the aggregate principal amount of the Securities to One-Hundred and Fifty Million Dollars ($150,000,000), with respect to which the Company represents and warrants it has received the oral approval of each such Gaming Authority.

                  (k) The Company, the Guarantors and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

                  (l) The Company and the Guarantors shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

                  All opinions, certificates, letters and other documents required by this Section 7 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

71458.4

                  8. Defaults. If, on the Closing Date, either of the Purchasers shall fail or refuse to purchase Series A Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Series A Notes that such defaulting Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Series A Notes that both of the Purchasers are obligated to purchase on such Closing Date, the non-defaulting Purchaser shall be obligated to purchase the amount of such Series A Notes that such defaulting Purchaser agreed but failed or refused to purchase. If, on the Closing Date, either of the Purchasers shall fail or refuse to purchase Securities in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Purchaser and the Company for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Purchaser or the Company and the Guarantors, except as otherwise provided in Section 9. In any such case that does not result in termination of this Agreement, the Purchasers or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Purchaser from liability in respect of any default by any such Purchaser under this Agreement.

                  9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Series A Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any debt securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

71458.4

                  The indemnities and contribution provisions and the other agreements, representations and warranties of the Company and the Guarantors, their respective officers and directors and of the Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of either of the Purchaser or by or on behalf of the Company and the Guarantors, the officers or directors of the Company or the Guarantors or controlling person of the Company or the Guarantors, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Purchasers pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Purchasers, any Indemnified Person referred to in Section 6 herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from any of the Purchasers merely because of such purchase.

                  10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or any Guarantor, Players International, Inc., 3900 Paradise Road, Suite 135, Las Vegas, Nevada 89109, Attention: President, with a copy to Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention:
Stephen M. Goodman, Esq., and (b) if to the Purchasers, c/o Donaldson, Lufkin
& Jenrette Securities Corporation, 140 Broadway, New York, New York 10005,
Attention: General Counsel with, a copy to Gibson, Dunn & Crutcher, 2029
Century Park East, Suite 4000, Los Angeles, California 90067-3026,  Attention:
Bruce D. Meyer, Esq. and Kenneth R. Lamb, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                  This Agreement shall be governed and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


71458.4

                  Please confirm that the foregoing correctly sets forth the Agreement among the Company, the Guarantors and the Purchasers.

                                         Very truly yours,
                                         PLAYERS INTERNATIONAL, INC.


                                         By:___________________________
                                             Name:
                                             Title:



                                         PLAYERS LAKE CHARLES, INC.


                                         By:___________________________
                                             Name:
                                             Title:



                                         PLAYERS RIVERBOAT MANAGEMENT, INC.


                                         By:___________________________
                                             Name:
                                             Title:



                                         PLAYERS RIVERBOAT, INC.


                                         By:____________________________
                                             Name:
                                             Title:



                                         PLAYERS RIVERBOAT, LLC
                                         By: Players Riverboat Management, Inc.

                                         By:____________________________
                                             Name:
                                             Title:

                                          SHOWBOAT STAR PARTNERSHIP


                                          By: Players Riverboat, LLC
                                          By: Players Riverboat Management, Inc.

                                          By:____________________________
                                              Name:
                                              Title:


                                          By: Players Riverboat Management, Inc.


                                          By:____________________________
                                              Name:
                                              Title:



                                          PLAYERS NEVADA, INC.


                                          By:____________________________
                                              Name:
                                              Title:



                                          PLAYERS MESQUITE GOLF CLUB, INC.


                                          By:_____________________________
                                               Name:
                                               Title:



                                          PLAYERS MESQUITE LAND, INC.


                                          By:_____________________________
                                               Name:
                                               Title:

                                           PLAYERS INDIANA, INC.


                                           By:_____________________________
                                                Name:
                                                Title:



                                           PLAYERS MICHIGAN CITY, INC.


                                           By:______________________________
                                                 Name:
                                                 Title:



                                          PLAYERS MICHIGAN CITY MANAGEMENT, INC.


                                           By:_____________________________
                                                Name:
                                                Title:



                                           PLAYERS BLUEGRASS DOWNS, INC.


                                           By:_____________________________
                                                Name:
                                                Title:



                                           RIVER BOTTOM, INC.


                                           By:_____________________________
                                                Name:
                                                Title:

                                           PLAYERS MARYLAND HEIGHTS, INC.


                                           By:_______________________________
                                               Name:
                                               Title:




Accepted and agreed to as of the date first above written:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:_________________________________
     Name:
     Title:



SALOMON BROTHERS INC


By:_________________________________
     Name:
     Title:

                                SCHEDULE I

                                                      Principal Amount
Donaldson, Lufkin & Jenrette
   Securities Corporation . . . . . . . . . . . . .      $120,000,000
Salomon Brothers Inc . . . . . . . . . . . . . . . .       30,000,000
                                                          -----------
       Total . . . . . . . . . . . . . . . . . . . .     $150,000,000


                                  SCHEDULE II

                          List Subsidiaries of Company

(1)      Players Bluegrass Downs, Inc., a Kentucky corporation
(2)      Players Indiana, Inc., an Indiana corporation
(3)      Players Lake Charles, Inc., a Louisiana corporation
(4)      Players Mesquite Golf Club, Inc., a Nevada corporation
(5)      Players Mesquite Land, Inc., a Nevada corporation
(6)      Players Maryland Heights, Inc., a Missouri corporation
(7)      Players Michigan City, Inc., an Indiana corporation
(8)      Players Michigan City Management, Inc., an Indiana corporation
(9)      Players Nevada, Inc., a Nevada corporation
(10)     Players Riverboat, Inc., a Nevada corporation
(11)     Players Riverboat Management, Inc., a Nevada corporation
(12)     River Bottom, Inc., a Missouri corporation
(13)     Players Riverboat, LLC, a Louisiana limited liability company
(14)     Showboat Star Partnership, a Louisiana general partnership
(15) Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation

                                SCHEDULE 5(xxi)
                              Registration Rights

(1) Registration rights granted to the purchasers of Series B debentures pursuant to Registration Rights Agreements dated June 23, 1994 by and among such purchasers, Players International, Inc. and Southern Illinois Riverboat Casino Cruises, Inc.

(2) Registration rights granted to The Griffin Group, Inc. as purchaser of Series A debentures pursuant to a Registration Rights Agreement dated June 23, 1994 by and among The Griffin Group, Inc., Players International, Inc. and Southern Illinois Riverboat Casino Cruises, Inc.

(3) Registration rights granted to Gem Mesquite, Ltd. with respect to certain shares of restricted stock pursuant to a letter agreement dated as of June 16, 1994 by and between Players International, Inc. and Gem Mesquite, Inc.

(4) Registration rights granted to Jebaco, Inc. with respect to certain shares of restricted stock pursuant to a letter agreement dated as of February 12, 1993 by and between Players International, Inc. and Jebaco, Inc.

(5) Registration rights granted to The Beeber Corporation with respect to certain shares of stock pursuant to a letter agreement dated January 25, 1995 between Players Lake Charles, Inc. and The Beeber Corporation.

                               SCHEDULE 5(xv)
                            Organizing Activities


On April 6, 1995, a representative of Local 881 of the United Food and Commercial Workers Union visited the Company's Metropolis facility to discuss the potential unionization of that facility's workers. Because the appropriate Company personnel were unavailable, the discussion was postponed until a later date.

                                   EXHIBIT A
                         Registration Rights Agreement

                                   EXHIBIT B
                   Form of Opinion of Morgan, Lewis & Bockius

                                   EXHIBIT C
                               Form of Opinion of
                Horn, Goldberg, Gorny, Daniels, Plackter & Weiss

                                   EXHIBIT D
                      Form of Opinion of Hopkins & Sutter

                                   EXHIBIT E
                   Form of Opinion of Kruger, Henry & Hunter

                                   EXHIBIT F
        Form of Opinion of Stockwell, Sievert, Viccellio, Clements &
                                Shaddock, L.L.P.

                                   EXHIBIT G
       Form of Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey

                                   EXHIBIT H
                    Form of Opinion of John V. Barnett, Esq.

                                   EXHIBIT I
                    Form of Opinion of Brown, Todd & Heyburn

                                   EXHIBIT J
                      Form of Opinion of Reizman & Blitz

                                   EXHIBIT K
     Form of Opinion of Steven Perskie, Esq. or Patrick Madamba, Esq.